Exhibit 99.1

Booking Holdings Reports Financial Results for 3rd Quarter 2018

NORWALK, CT – November 5, 2018. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 3rd quarter 2018 financial results. Third quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $24.3 billion, an increase of 12% over a year ago (approximately 14% on a constant-currency basis).
Booking Holding's total revenues for the 3rd quarter were $4.8 billion as compared to gross profit of $4.4 billion, an 11% increase from the prior year (approximately 13% on a constant-currency basis). Net income in the 3rd quarter was $1.8 billion, a 3% increase versus the prior year. Net income was $37.02 per diluted share, an 8% increase as compared to the prior year. Net income in the 3rd quarter of 2018 includes before tax amounts of approximately $31 million of net unrealized gains on marketable equity securities, pursuant to the adoption of a new accounting update effective for periods beginning after December 31, 2017, and an unfavorable net travel transaction tax charge of approximately $22 million related to prior periods, which includes approximately $1 million of interest income from a related matter.
Non-GAAP net income in the 3rd quarter was $1.8 billion, a 2% increase versus the prior year. Non-GAAP net income was $37.78 per diluted share, a 7% increase as compared to the prior year. Adjusted EBITDA for the 3rd quarter was $2.4 billion, an 8% increase versus a year ago. Non-GAAP net income and adjusted EBITDA exclude the net unrealized gains on marketable equity securities of approximately $31 million before tax. In addition, Non-GAAP net income and adjusted EBITDA also exclude the net travel transaction tax charge before tax related to prior periods of approximately $22 million and $23 million, respectively. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with Booking Holdings' financial results under GAAP.
"Booking Holdings delivered solid growth and operating results during our seasonally busy third quarter," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "Globally, our accommodation business reported a new milestone of more than 200 million room nights booked in a single quarter, which is up 13% over the same period last year."
Looking forward, Mr. Fogel said, "As we look to the fourth quarter and beyond, we will continue to focus on making the right investments across our brands - in people, systems, and marketing - to continue to grow our business for the long term."
Current Revenue Recognition Standard
Effective January 1, 2018, the Company adopted the current revenue standard, Accounting Standards Update 2014-09 ("Current Revenue Standard"). Under the Current Revenue Standard, the Company recognizes substantially all of its revenue at check-in, rather than at check-out, as it had in the past under the previous revenue standard ("Previous Revenue Standard"). Total revenues for the 3rd quarter of 2018 under the Current Revenue Standard were approximately 1% lower than what gross profit for the 3rd quarter of 2018 would have been if reported under the Previous Revenue Standard.

In addition, revenues from Name Your Own Price® transactions are now presented on a net basis, with the amounts remitted to the travel service providers reported as a reduction of merchant revenues. Therefore, the Company no longer presents cost of revenues or gross profit.
The year over year growth rates for 2018 compare total revenues in 2018 to gross profit in 2017. The adoption of the Current Revenue Standard, which as mentioned above had approximately a 1% unfavorable impact on total revenues in the 3rd quarter of 2018, also had an unfavorable impact on the growth rate of approximately 1% when comparing total revenues for the 3rd quarter of 2018 under the Current Revenue Standard to gross profit for the 3rd quarter of 2017 reported under the Previous Revenue Standard.

Booking Holdings' guidance for the 4th quarter of 2018 is as follows:

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	9%	12%
Year over year growth - Total gross travel bookings	6%	9%
Year over year growth - Total gross travel bookings (constant currency)	10%	13%

GAAP
Year over year growth - Revenue (1)	13%	16%
Year over year growth - Revenue (constant currency) (1)	17%	20%
Net income (2)(4)	$840	$865
Net income per diluted share (3)(4)	$18.05	$18.55

Non-GAAP
Non-GAAP Net income (2)	$880	$905
Non-GAAP Net income per diluted share(3)	$18.90	$19.40
Adjusted EBITDA	$1,190	$1,220

(1) Growth rates compare the 4th quarter of 2018 forecasted revenue under the Current Revenue Standard to the 4th quarter of 2017 gross profit as reported under the Previous Revenue Standard.
(2) Assumes an estimated effective tax rate for the 4th quarter of 2018 of approximately 20%.
(3) Assumes a fully diluted share count of approximately 46.8 million shares.
(4) Guidance for the 4th quarter of 2018 for GAAP net income and net income per diluted share exclude the impact of unrealized gains and losses on marketable equity securities which are not predictable.

The Company estimates that total revenues recognized at check-in will be slightly less than 5% higher in the 4th quarter of 2018 when compared to the 4th quarter of 2018 if revenues were recognized at check-out.
Non-GAAP adjustments for amortization expense of intangible assets, non-cash interest expense related to the amortization of debt discount and the tax impact of these non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $40 million in the 4th quarter of 2018, before considering the impact of unrealized gains or losses on marketable equity securities which are not predictable.
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is comprised of GAAP net income excluding depreciation and amortization expense, interest income, interest expense, unrealized gains and losses on marketable equity securities and income tax expense. Adjusted EBITDA is estimated to be higher than GAAP net income by approximately $350 million to $355 million in the 4th quarter of 2018, before considering the impact of unrealized gains or losses on marketable equity securities which are not predictable.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net income, non-GAAP net income per share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings, settlements and/or certain adjustments related to prior periods arising from travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings or other litigation or obligations, such as the unfavorable net travel transaction charge of $22 million recorded in General and administrative expense and Interest income in the 3rd quarter of 2018,

•
excludes the impact of significant loyalty program adjustments, such as the favorable $27 million adjustment to total revenues in the 1st quarter of 2018 related to changes introduced in the first quarter of 2018 to OpenTable’s loyalty program,

•	excludes amortization expense of intangible assets,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill or intangible assets,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments,

•	excludes, if any, unrealized gains and losses on marketable equity securities, that are recognized in net income (beginning in the 1st quarter of 2018), and

•	the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and nine months ended September 30, 2018 and 2017.

Information About Forward-Looking Statements
This press release contains forward-looking statements, including information providing guidance of expected future period financial performance. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage our growth and expand our global business;
-- our performance advertising efficiency;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- adverse changes in relationships with travel service providers and restaurants;
-- our ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in over 220 countries and territories across Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa in over 40 languages. The mission of Booking Holdings is to help people experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@bookingholdings.com

Booking Holdings Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,973,096	$2,541,604
Short-term investments in marketable securities	4,158,076	4,859,873
Accounts receivable, net of allowance for doubtful accounts of $55,683 and $39,282, respectively	1,719,059	1,217,801
Prepaid expenses and other current assets	617,616	415,527
Total current assets	9,467,847	9,034,805
Property and equipment, net	642,861	480,081
Intangible assets, net	2,117,275	2,176,823
Goodwill	2,845,129	2,737,671
Long-term investments	9,114,218	10,872,527
Other assets	183,146	149,356
Total assets	$24,370,476	$25,451,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,174,599	$667,523
Accrued expenses and other current liabilities	1,654,370	1,138,980
Deferred merchant bookings	1,101,255	980,455
Convertible debt	—	710,910
Total current liabilities	3,930,224	3,497,868
Deferred income taxes	491,160	481,139
Long-term U.S. transition tax liability	1,144,682	1,250,846
Other long-term liabilities	148,699	148,061
Long-term debt	8,703,901	8,809,788
Total liabilities	14,418,666	14,187,702

Commitments and Contingencies
Convertible debt	—	2,963

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 62,938,503 and 62,689,097 shares issued, respectively	489	487
Treasury stock, 16,311,836 and 14,216,819 shares, respectively	(12,879,305)	(8,698,829)
Additional paid-in capital	5,343,776	5,783,089
Retained earnings	17,720,656	13,938,869
Accumulated other comprehensive income (loss)	(233,806)	236,982
Total stockholders' equity	9,951,810	11,260,598
Total liabilities and stockholders' equity	$24,370,476	$25,451,263

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Agency revenues	$3,540,874	$3,523,706	$8,220,506	$7,641,390
Merchant revenues	1,049,661	684,289	2,285,992	1,624,467
Advertising and other revenues	258,555	226,034	807,887	612,132
Total revenues	4,849,090	4,434,029	11,314,385	9,877,989
Cost of revenues		54,181		202,007
Gross profit		4,379,848		9,675,982
Operating expenses:
Performance marketing	1,314,055	1,231,074	3,562,155	3,364,589
Brand marketing	160,126	125,877	385,262	337,016
Sales and other expenses	242,974	151,024	612,367	382,538
Personnel, including stock-based compensation of $70,090, $66,421, $216,035 and $192,248, respectively	536,735	483,438	1,557,872	1,220,176
General and administrative	183,228	142,823	504,120	422,252
Information technology	57,742	47,901	177,133	132,677
Depreciation and amortization	107,641	95,910	317,397	265,212
Total operating expenses	2,602,501	2,278,047	7,116,306	6,124,460
Operating income	2,246,589	2,101,801	4,198,079	3,551,522
Other (expense) income:
Interest income	48,641	41,483	141,210	110,296
Interest expense	(68,170)	(66,338)	(203,242)	(182,997)
Net unrealized gains on marketable equity securities	30,858	—	107,221	—
Foreign currency transactions and other	(17,072)	(10,101)	(40,174)	(21,249)
Total other (expense) income	(5,743)	(34,956)	5,015	(93,950)
Earnings before income taxes	2,240,846	2,066,845	4,203,094	3,457,572
Income tax expense	473,268	346,454	850,934	561,349
Net income	$1,767,578	$1,720,391	$3,352,160	$2,896,223
Net income applicable to common stockholders per basic common share	$37.39	$35.12	$70.00	$58.99
Weighted-average number of basic common shares outstanding	47,268	48,981	47,887	49,100
Net income applicable to common stockholders per diluted common share	$37.02	$34.43	$69.07	$57.85
Weighted-average number of diluted common shares outstanding	47,751	49,972	48,530	50,064

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$3,352,160	$2,896,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	182,052	135,736
Amortization	135,345	129,476
Provision for uncollectible accounts	108,081	42,575
Deferred income tax benefit	(25,955)	(25,655)
Net unrealized gains on marketable equity securities	(107,221)	—
Stock-based compensation expense and other stock-based payments	225,883	192,548
Amortization of debt issuance costs	5,477	6,827
Amortization of debt discount	39,699	52,909
Loss on early extinguishment of debt	—	1,093
Contingent consideration fair value adjustment	7,933	—
Changes in assets and liabilities, net of effects of an acquisition:
Accounts receivable	(450,071)	(479,184)
Prepaid expenses and other current assets	(200,665)	(136,304)
Accounts payable, accrued expenses and other current liabilities	1,004,748	640,960
Other long-term assets and liabilities	(23,278)	31,221
Net cash provided by operating activities	4,254,188	3,488,425

INVESTING ACTIVITIES:
Purchase of investments	(2,194,796)	(5,338,444)
Proceeds from sale of investments	4,495,994	2,471,883
Additions to property and equipment	(356,011)	(223,692)
Acquisitions and other investments, net of cash acquired	(139,386)	(552,805)
Net cash provided by (used in) investing activities	1,805,801	(3,643,058)

FINANCING ACTIVITIES:
Proceeds from short-term borrowing	3,912	—
Proceeds from the issuance of long-term debt	—	2,044,952
Payments for conversion of senior notes	(1,487,187)	(89,575)
Payment of debt	(348)	(15,118)
Payments for repurchase of common stock	(4,110,304)	(1,123,102)
Proceeds from exercise of stock options	1,629	4,303
Net cash (used in) provided by financing activities	(5,592,298)	821,460
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(36,560)	99,037
Net increase in cash, cash equivalents and restricted cash and cash equivalents	431,131	765,864
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	2,563,341	2,082,007
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$2,994,472	$2,847,871
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$1,044,312	$601,248
Cash paid during the period for interest	$155,056	$110,745
Non-cash financing activity for loan forgiveness	$—	$1,000
Non-cash operating and financing activity for an acquisition	$50,751	$—
Non-cash investing and financing activity for an acquisition	$59,690	$—

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF TOTAL REVENUES / GROSS PROFIT TO NON-GAAP TOTAL REVENUES / GROSS PROFIT		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017
	Total Revenues/Gross profit	$4,849,090	$4,379,848	$11,314,385	$9,675,982

(a)	Adjustment to loyalty program liability	—	—	(27,064)	—

	Non-GAAP Total Revenues/Gross profit	$4,849,090	$4,379,848	$11,287,321	$9,675,982

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017
	Net income	$1,767,578	$1,720,391	$3,352,160	$2,896,223

(a)	Adjustment to loyalty program liability	—	—	(27,064)	—
(b)	Net travel transaction tax charge	23,117	—	23,117	—
(c)	Depreciation and amortization	107,641	95,910	317,397	265,212
(c)	Interest income	(48,641)	(41,483)	(141,210)	(110,296)
(c)	Interest expense	68,170	66,338	203,242	182,997
(f)	Loss on early extinguishment of debt	—	66	—	1,093
(d)	Unrealized gains on marketable equity securities	(30,858)	—	(107,221)	—
(c)	Income tax expense	473,268	346,454	850,934	561,349
	Adjusted EBITDA	$2,360,275	$2,187,676	$4,471,355	$3,796,578

	Adjusted EBITDA as a % of Non-GAAP Total Revenues/Gross Profit	48.7%	49.9%	39.6%	39.2%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017
	Net income	$1,767,578	$1,720,391	$3,352,160	$2,896,223

(a)	Adjustment to loyalty program liability	—	—	(27,064)	—
(b)	Net travel transaction tax charge	23,117	—	23,117	—
(d)	Net unrealized gains on marketable equity securities	(30,858)	—	(107,221)	—
(e)	Amortization of intangible assets	43,016	45,297	135,345	129,476
(f)	Debt discount amortization related to convertible debt	10,982	16,228	35,651	49,246
(b)	Interest income	(1,538)	—	(1,538)	—
(f)	Loss on early extinguishment of debt	—	66	—	1,093
(g)	Tax impact of Non-GAAP adjustments	(8,084)	(21,724)	(12,447)	(63,787)
	Non-GAAP Net income	$1,804,213	$1,760,258	$3,398,003	$3,012,251

	GAAP weighted-average number of diluted common shares outstanding	47,751	49,972	48,530	50,064

	Non-GAAP Net income per diluted common share	$37.78	$35.22	$70.02	$60.17

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Nine Months Ended September 30,
		2018	2017
	Net cash provided by operating activities	$4,254,188	$3,488,425

(h)	Additions to property and equipment	(356,011)	(223,692)

	Free cash flow	$3,898,177	$3,264,733

	Free cash flow as a % of Non-GAAP Total Revenues/Gross Profit	34.5%	33.7%

Notes:
(a)	Favorable adjustment to OpenTable's loyalty program liability related to changes introduced in the 1st quarter of 2018 to the program.
(b)
Adjustments for travel transaction taxes (including estimated interest and penalties) of approximately $29 million related to prior periods, partly offset by a reversal of previously accrued travel transaction taxes of $6.1 million related to a favorable ruling in California. Interest income of approximately $1.5 million was recorded related to the favorable ruling in California and is excluded from Adjusted EBITDA and Non-GAAP Net Income.

(c)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(d)	Net unrealized gains related to the change in fair value of our investments in Ctrip and Meituan equity securities.
(e)	Amortization of intangible assets is recorded in Depreciation and amortization expense.
(f)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of debt are recorded in Interest expense and Foreign currency transactions and other, respectively. Loss on early extinguishment of debt is excluded from Net Income to calculate Non-GAAP Net Income and Adjusted EBITDA.

(g)	Reflects the tax impact of Non-GAAP adjustments.
(h)	Additions to property and equipment are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Gross Bookings(2)	3Q16	4Q16	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18
Agency	$15,757	$12,978	$18,140	$17,947	$18,594	$15,015	$20,576	$19,090	$19,024
Merchant	2,703	2,134	2,546	2,850	3,168	2,965	4,434	4,807	5,250
Total	$18,460	$15,112	$20,687	$20,797	$21,762	$17,980	$25,009	$23,896	$24,274

Year/Year Growth
Agency	22.6%	25.5%	24.8%	16.8%	18.0%	15.7%	13.4%	6.4%	2.3%
Merchant	40.2%	27.8%	20.2%	14.3%	17.2%	39.0%	74.1%	68.6%	65.7%
Total	24.9%	25.8%	24.2%	16.4%	17.9%	19.0%	20.9%	14.9%	11.5%
Constant Currency	26%	28%	27%	19%	16%	14%	12%	11%	14%

Units Sold	3Q16	4Q16	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18
Room Nights	149.6	129.7	173.9	170.2	177.5	151.5	196.8	190.5	201.3
Year/Year Growth	29.4%	31.0%	27.4%	21.0%	18.6%	16.8%	13.2%	12.0%	13.4%

Rental Car Days	18.0	14.0	18.6	20.7	19.0	14.7	18.7	20.9	19.0
Year/Year Growth	12.5%	14.4%	15.4%	11.7%	5.5%	5.4%	0.6%	1.0%	(0.1)%

Airline Tickets	1.9	1.6	1.8	1.8	1.7	1.6	1.8	1.9	1.8
Year/Year Growth	(2.5)%	(4.3)%	(2.1)%	(8.7)%	(11.8)%	3.1%	1.9%	5.3%	9.2%

	3Q16	4Q16	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18
Gross Profit/Total Revenues (2018) (3)(4)	$3,589	$2,281	$2,339	$2,957	$4,380	$2,763	$2,928	$3,537	$4,849
Year/Year Growth (4)	22.1%	21.1%	15.5%	21.5%	22.0%	21.1%	25.2%	19.6%	10.7%
Constant Currency(4)	23%	24%	17%	24%	19%	17%	18%	16%	13%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

(3) For periods ending prior to January 1, 2018, gross profit has been adjusted to reflect the reclassification of certain prior period expenses from "cost of revenues" to "sales and other expense" to conform to the current period presentation.

(4) For periods beginning after December 31, 2017, the Company records amounts remitted to travel service providers as a reduction to merchant revenues and therefore no longer presents cost of revenues or gross profit. The year over year growth rate compares total revenues in 2018 reported under the Current Revenue Standard to gross profit in 2017 reported under the Previous Revenue Standard.